UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2026

RELIANCE GLOBAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-40020	46-3390293
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Blvd. of the Americas, Suite 105 Lakewood, New Jersey	08701
(Address of Principal Executive Offices)	(Zip Code)

(732) 380-4600

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.086 per share	EZRA	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On August 3, 2026, Reliance Global Group, Inc. (the “Company”) issued a press release announcing its entry into the non-binding letter of intent described in Item 8.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

On July 30, 2026, the Company entered into a non-binding letter of intent (the “LOI”) pursuant to which the Company would sell substantially all of the operating assets of its Altruis Benefit Consulting (“Altruis”) subsidiary, a Michigan-based health insurance agency and benefits consulting business, to a third party purchaser or its affiliates or owners (the “Buyer”), which would also assume certain specified liabilities of Altruis, for a cash purchase price of $11,000,000 (the “Proposed Transaction”).

Under the terms of the LOI, approximately $9,350,000 of the purchase price would be paid to the Company in cash at closing (subject to a working capital adjustment), with approximately $1,650,000 to be held in an interest-bearing escrow account for indemnification purposes, the remaining balance of which, together with accrued interest, would be released to the Company 18 months following closing, in each case subject to the terms and conditions to be set forth in definitive agreements.

The parties are targeting a closing of the Proposed Transaction on or before September 24, 2026, subject to the negotiation and execution of definitive agreements and the satisfaction of closing conditions, including, among others, continuity of Altruis’s material carrier appointments, lender lien releases and other third-party consents, satisfactory completion of due diligence (including a confirmatory quality-of-earnings review), board approvals and the Buyer’s ability to obtain financing for the transaction.

The LOI is non-binding as to the principal economic and other terms of the Proposed Transaction as described above, except for certain customary provisions relating to exclusivity, confidentiality and allocation of expenses, which are binding on the parties. Among these, the Company has agreed, for a period commencing July 30, 2026 and continuing through October 16, 2026 (subject to extension in certain circumstances), not to solicit, negotiate or accept competing proposals for the acquisition of Altruis’s assets or equity, subject to early termination in certain circumstances.

There can be no assurance that the parties will negotiate or execute definitive agreements, that the Proposed Transaction will be consummated on the terms described above, on the contemplated timeline, or at all, or that any definitive agreements, if executed, will not contain terms materially different from those described in this Item 8.01.

Forward-Looking Statements

This Current Report on Form 8-K, including Exhibit 99.1, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding, among other things, the Proposed Transaction, the anticipated terms, timing and consummation thereof, the Company’s expected use of proceeds, and the anticipated effects of the Proposed Transaction on the Company’s cash position, capital structure and financial flexibility. These statements are subject to risks and uncertainties, including that the LOI is non-binding as to the principal terms of the Proposed Transaction, that definitive agreements may not be negotiated or executed, and that the Proposed Transaction may not be consummated on the terms described, on the contemplated timeline, or at all. Additional risk factors are discussed in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Reliance Global Group, Inc., dated August 3, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Reliance Global Group, Inc.

Dated: August 5, 2026	By:	/s/ Ezra Beyman
Ezra Beyman
Chief Executive Officer